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Exhibit 4.2

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS.
SEE REVERSE SIDE.

NUMBER 000		SHARES 0
Organized Under the Laws of the State of Delaware COASTAL BANCSHARES ACQUISITION CORP.
Common Stock
Authorized Shares 50,000,000		Cusip 19041F 10 7

This Certifies that Specimen is the
registered holder of Zero and no/100 Shares
of the fully paid and nonassessable shares of the par value of $.01 each of the Common Stock of

Coastal Bancshares Acquisition Corp.

        transferable only on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.
This certificate is not valid unless countersigned by the
Transfer Agent and registered by the Registrar.
Witness the seal of the Corporation and the
facsimile signatures of its duly
authorized officers.

Chief Executive Officer		Secretary
Seal 2004 Delaware

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT—	____ Custodian (Cust)	______ (Minor)
TEN ENT	—	as tenants by the entireties		Uniform Gifts to Minors Act
JT TEN	—	as joint tenants with right of survivorship under and not as tenants in common		(State)

Additional Abbreviations may also be used though not in the above list.

Coastal Bancshares Acquisition Corp.

        The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented therebyare issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of shares of Preferred Stock (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

        For value received,                        hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation will full power of substitution in the premises.
Dated

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.
Signature(s) Guaranteed:

SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust fund pursuant to the Investment Management Trust Agreement between the Company and American Stock Transfer & Trust Company only in the event of the Company's liquidation or if the holder seeks to convert his respective shares into cash upon a business combination which he voted against and which is actually completed by the Company. In no other circumstances shall the holder have any right or interest of any kind in or to the trust fund. A copy of the Investment Management Trust Agreement will be made available by the Company upon request by the holder of this certificate.

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  Exhibit 4.2